Exhibit 99.5

                                    AGREEMENT

                    Agreement dated as of September 19, 1996 by and among HFS Incorporated, a Delaware corporation, Avis Acquisition Corp., a Delaware corporation and a wholly owned indirect subsidiary of Parent, U.S. Trust Company of California, N.A., solely in its capacity as trustee of, and on behalf of, the trust forming a part of the Avis, Inc. Employee Stock Ownership Plan, and Avis, Inc., a Delaware corporation. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement (as defined below).

                    WHEREAS, the parties hereto have entered into an Agreement and Plan of Merger dated as of August 23, 1996, as heretofore amended (the "Merger Agreement"); and

                    WHEREAS, the parties hereto desire to amend the Merger Agreement;

                    WHEREAS, with respect to item 2 below, such amendment is to reflect the original intentions of the parties;

                    NOW, THEREFORE, the parties hereto agree as follows:

                    1. Introduction. The word "indirect" in the introduction to the Merger Agreement shall be deleted.

                    2. Section 2.10(d). The phrase "and, in the case of a Deemed Sale, interest at the Applicable Rate on the value of such Parent Shares from and including the date of the Deemed Sale to but not including the Payment Date" shall be added after the phrase "as the case may be," at the end of clause (ii) of Section 2.10(d) of the Merger Agreement

                    3. Section 3.4(b). The phrase "mail or" shall be added after the "," after the parenthetical ending on the fourth line of Section 3.4(b) of the Merger Agreement.

                    4.  Section 6.9.  The word "indirect" in Section
          6.9 of the Merger Agreement shall be deleted.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their respective officers hereunder duly authorized all as of the date first written above.

                                        HFS INCORPORATED

                                        By:/s/ James E. Buckman
                                           --------------------------
                                           Name:  James E. Buckman
                                           Title: Executive Vice
                                                  President and
                                                  General Counsel

                                        AVIS ACQUISITION CORP.

                                        By:/s/ James E. Buckman
                                           --------------------------
                                           Name:  James E. Buckman
                                           Title: Vice President

                                        AVIS, INC.

                                        By: /s/ Joseph V. Vittoria
                                           --------------------------
                                           Name:  Joseph V. Vittoria
                                           Title:

                                        U.S. TRUST COMPANY OF
                                        CALIFORNIA, N.A., solely in
                                        its capacity as trustee of,
                                        and on behalf of, the trust
                                        forming a part of the Avis,
                                        Inc. Employee Stock Ownership
                                        Plan

                                        By:/s/ Norman P. Goldberg
                                           --------------------------
                                           Name:  Norman P. Goldberg
                                           Title: Managing Director